Exhibit 99.1

All references to the “Company,” “Aerie,” “we,” “us” and “our” and similar terms refer to Aerie Pharmaceuticals, Inc. and its subsidiaries.

Recent Developments

Certain Preliminary Financial Information as of December 31, 2017

As of December 31, 2017, we had approximately $250 million of cash, cash equivalents and investments. This amount gives effect to the issuance and sale of 204,180 shares of common stock under the ATM Sales Agreement for aggregate net proceeds of approximately $12 million during the three months ended December 31, 2017.

The amount presented above is a preliminary financial estimate based solely upon information available to us as of the date hereof and is subject to the completion of our financial closing procedures, which have not yet been completed. Our actual cash, cash equivalents and investments as of December 31, 2017 will not be available until after the offering is completed, and may differ materially from this preliminary estimate. Accordingly, you should not place undue reliance upon this preliminary estimate. During the course of the preparation of our audited financial statements and related notes, additional items that would require material adjustments to be made to the preliminary estimate may be identified. The preliminary estimate is subject to risks and uncertainties, many of which are not within our control. See “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2016 and our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2017, and “Forward-Looking Statements” herein.

The preliminary estimate presented above has been prepared by and is the responsibility of our management. Our independent accountant, PricewaterhouseCoopers LLP, has not audited, reviewed, compiled or performed any procedures with respect to the preliminary estimate. Accordingly, PricewaterhouseCoopers LLP does not express an opinion or any other form of assurance with respect thereto.

The preliminary estimate presented above does not present all information necessary for an understanding of our financial condition as of December 31, 2017, and should not be viewed as a substitute for full financial statements prepared in accordance with accounting principles generally accepted in the United States of America. In addition, the preliminary estimate is not necessarily indicative of our future financial condition.

Forward Looking Statements

The information above includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We may, in some cases, use terms such as “predicts,” “believes,” “potential,” “proposed,” “continue,” “estimates,” “anticipates,” “expects,” “plans,” “intends,” “may,” “would,” “could,” “might,” “will,” “should,” “exploring,” “pursuing” or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. In particular, statements about our preliminary estimate of cash, cash equivalents and investments as of December 31, 2017 herein are forward-looking statements.

We have based these forward-looking statements on our current expectations, assumptions, estimates and projections. By their nature, forward-looking statements involve risks and uncertainties because they relate to events and other factors beyond our control. We discuss many of these risks in greater detail under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2016 and our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2017 and in other documents we have filed or furnished with the SEC.

You should not rely upon forward-looking statements as predictions of future events. Although we believe that we have a reasonable basis for each forward-looking statement contained herein, we caution you that forward-

looking statements are not guarantees of future performance and that our actual financial condition and liquidity, may differ materially from the forward-looking statements contained herein. In addition, even if our financial condition and liquidity are consistent with the forward-looking statements contained herein, they may not be predictive of our future financial condition and liquidity.

Any forward-looking statements that we make herein speak only as of the hereof. Except as required by law, we are under no duty to update or revise any of the forward-looking statements, whether as a result of new information, future events or otherwise.